                                                                   EXHIBIT 10.13

*CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AND THE NON-PUBLIC INFORMATION HAS BEEN FILED SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                       DEVELOPMENT AND LICENSING AGREEMENT

This agreement ("Agreement") is entered into and effective as of March 3, 1999 ("Effective Date") by and between Taiwan Semiconductor Manufacturing Co., Ltd., a company duly incorporated under the laws of the Republic of China ("ROC"), having its principal place of business at No. 121, Park Avenue 3, Science Based Industrial Park, Hsin-Chu, Taiwan, ROC ("TSMC"), and VIRAGE LOGIC, Corp., ("VIRAGE"), a company duly incorporated under the laws of Delaware, USA, having its principal place of business at 46824 Lakeview Blvd., Fremont, California 94538 USA.

WHEREAS, VIRAGE has the expertise in developing capability in designing sub-micron memory bit cells, memory compilers, and other silicon intellectual property; and

WHEREAS, TSMC desires to have VIRAGE license to TSMC and TSMC's customers an existing and/or future development of sub-micron memory bit cells and memory compilers, including, but not limited to, based on TSMC 0.25um and 0.18um technologies (the "Library") for TSMC's manufacturing services, and to have VIRAGE extend the Library to its customers;

WHEREAS, Parties desire to jointly determine the manufacturability of TSMC's Bit Cells ("TBC");

This Agreement shall serve to:

        (i) confirm certain agreements that TSMC and VIRAGE have reached over the past several months regarding certain elements of the TSMC library Program. The TSMC Library Program shall mean the design, maintenance, sales, distribution and support by VIRAGE of certain library cells (the "Licensed Product"). TSMC Cells are defined as certain library cells contained in the Licensed Product, including but not limited to Exhibits A & B, which are solely owned by TSMC as listed in Exhibit D. The Licensed Library contains the Licensed Products and TSMC Cells ("Licensed Library").

        (ii) identify a) the legally binding terms which are as provided below in this Agreement; and b) certain non-binding and open issues relating to the TSMC Library Program (as listed in the Exhibit F), and the parties agree to work together in good faith to find mutually satisfactory resolutions to open issues identified herein.

NOW, THEREFORE, the parties hereto agree as follows:

I.      DEVELOPMENT AND DELIVERY OF THE LIBRARY EXTENSIONS

1.1 VIRAGE agrees to use good faith and reasonable efforts to develop for TSMC the Library according to specifications as provided in Exhibit B ("Specifications") of this document. VIRAGE agrees to use good faith and reasonable efforts to provide to TSMC the set of deliverables outlined in Exhibit A and Exhibit B Specifications ("Deliverables"). The scope of this Agreement shall include 0.25um and 0.18um technologies, which may be extended to future technologies by mutual agreement in writing.

1.2 VIRAGE agrees to use good faith and reasonable efforts to provide the set of Deliverables according to the schedule and milestones as provided in the Exhibit C ("Schedule"). Both TSMC and VIRAGE shall conduct engineering reviews to track the progress on a weekly basis. For every milestone set forth in Exhibit C, VIRAGE commits to allocate resources to meet the Schedule.

1.3 TSMC agrees to use good faith and reasonable efforts to provide early access to the technical information, including Design Rules and SPICE Models to VIRAGE for the purpose of developing the Library. TSMC will also provide when available, the DRC command file for the given process, if appropriate, to VIRAGE for verification of design rule interpretations. VIRAGE understands that there may be potential changes to information provided, and TSMC agrees to use good faith and reasonable efforts to keep VIRAGE continuously updated on the most current version of information. Provided, however, that both parties understand that the scope of such changes may result in VIRAGE being unable to meet the Schedule.

1.4 Library Deliverables will be an integration of (but not limited to) TSMC-specific memory compilers using the single-port TSMC-supplied bit cells (only after VIRAGE has reviewed the TSMC bit cell and finds it technically superior to VIRAGE's bit cells from an electrical and layout standpoint), and TSMC-specific memory compilers for dual-port, two-port and ROM compilers which contain bit cells developed by VIRAGE. Library Deliverables shall also pass TSMC's design rule check (DRC) procedure. TSMC will consider VIRAGE's suggestions with respect to design rule modifications and interpretations.

1.5 VIRAGE and TSMC shall hold joint periodic technical discussions in order to improve the probability that TSMC-specific library versions are industry-competitive. The objectives and schedules of such technical discussions are set forth in Exhibit G.

1.6 Parties shall mutually agree on an auditable quality assurance ("QA") procedure to ascertain that VIRAGE's deliverables meet the Specification prior to the delivery of the Library Products. VIRAGE agrees to perform the QA Procedure on the Library Deliverables and promptly provide the results to TSMC for its review. TSMC will review the Library Deliverables, then provide authorization for customer release. Both Parties agree to make the QA Procedure and results thereof available to either party's potential customers promptly upon request.

1.7 The Schedule shall be appropriately and equitably extended to account for any delays resulting from changes due to either party, and the non-changing party shall have no liability as a result of Schedule change.

II.     MODIFICATION AND REVISION

2.1 VIRAGE shall revise the Library at its own expense and at no charge to TSMC in the event that TSMC makes changes (not limited to) to design rules and process parameters which TSMC at its discretion deems significant. The adjusted VIRAGE Deliverables shall be shipped to TSMC after QA verification, upon a mutually agreed-upon schedule as set forth in Exhibit G.

2.2 VIRAGE shall revise the design kits in the Library at its own expense in the event of design tool revisions and changes which are deemed significant but customer demand and/or after technical review as set forth in Exhibit G and agreed to by VIRAGE and TSMC. The adjusted VIRAGE Deliverables shall be shipped to TSMC after VIRAGE's QA verification, upon a mutually agreed Schedule.

2.3 VIRAGE shall have no right to modify, alter or improve any cell in TSMC Cells and TSMC shall remain the sole owner to all rights to such TSMC Cells. TSMC grants VIRAGE the non-exclusive, non-transferable, worldwide, royalty-free right and license to reproduce, and distribute TSMC Cells, under the terms set forth in Section 5.1, for the term of this Agreement, solely for the purpose of evaluation and for the design, place-and-route and tape-out of integrated circuits to be manufactured at TSMC owned or controlled manufacturing facilities. Such distribution of TSMC Cells by VIRAGE shall be consistent with the manner in which VIRAGE distributes the Licensed Products under TSMC Library Program (e.g., provided under the same License Agreements, etc.). TSMC will use good faith and reasonable efforts and reasonable efforts to correct any bugs as necessary to have VIRAGE meet its Support Agreement(s).

III.    OWNERSHIP AND LICENSE

3.1 As between the parties, VIRAGE exclusively shall have all right, title and interest [including all patent rights, copyrights, trade secret rights, mask work rights and other rights throughout the world (collectively "Intellectual Property Rights")] in any inventions, intellectual property, trademarks, works-of-authorship, mask works, ideas or information made or conceived or reduced to practice by VIRAGE or by VIRAGE jointly with TSMC and/or other third parties in the course of development of memory bit cells, memory compilers, excepting only those TSMC Cells listed in Exhibit D, or others as listed in Exhibit B under this Agreement.

3.2 As between the parties, TSMC exclusively shall have all right, title and interest [including all patent rights, copyrights, trade secret rights, mask work rights and other rights throughout the world (collectively "Intellectual Property Rights")] in any inventions, works-of-authorship, processes, mask works, ideas or information made or conceived or reduced to practice by TSMC or by TSMC jointly with third parties in the course of development of those specifically identified library cells as listed in Exhibit D, including but not limited to the TSMC single port memory bit cells under this Agreement. Exhibit D shall be modified from time to time upon mutual agreement between parties.

IV.     CONSIDERATION

4.1 In consideration of the 0.18um Licensed Products developed herein, TSMC shall pay to VIRAGE $*** as a non-refundable development fee which shall be net of any taxes and withholdings, excepting only any taxes due on VIRAGE's income, and where the payment terms are as follows:

                                      ****

4.2 TSMC shall also pay to VIRAGE a Pay-for-Performance compensation rate as specified herein. Pay-for-Performance compensation payments will be strictly limited based on the wafers shipped and accepted through TSMC that contain third party libraries from vendors participating in the TSMC Library Program where these libraries conform to the specifications identified by TSMC as part of this Agreement. TSMC shall not pay any Pay-for-Performance compensation for either engineering lots or any test chip wafers.

4.3 Parties understand and agree that TSMC is in the process of evaluating Pay-for-Performance compensation methods such as area-based partitioning. This evaluation may alter the Pay-for-Performance/compensation methods stated herein. Notwithstanding the above, both Parties agree that the method of Pay-for-Performance compensation payments will be as determined below:

        A) 1/N x applicable percentage, where N = number of third party library supplies identified on one tape-out.

        B) Area-based partitioning model where the percentage of the Pay-for-Performance compensation is based directly upon the percent of the core die are occupied by the Library.

4.4 Pay-for-Performance Table. Parties agree that the total TSMC Pay-for-Performance percentage compensation is based upon accounts receivables of wafers ordered through TSMC that contains third party libraries from vendors participating in the TSMC Library Program where these libraries conform to the specifications identified by TSMC as part of this Agreement. VIRAGE shall receive compensation for TSMC for TSMC cells that contain the Library Program. Pay-for-Performance compensation percentage rates are applicable to Licensed Library products which are TSMC-specific libraries for both 0.25um and 0.18um technologies.

        Pay-for-Performance TABLE for 0.25um technology:

        Year               1998     1999     2000     2001     2002    2003     2004     2005
        ----               ----     ----     ----     ----     ----    ----     ----     ----
        Compensation        **       **       **       **       **      **       **       **

        Pay-for-Performance TABLE for 0.18um technology:

        Year               1998     1999     2000     2001     2002    2003     2004     2005
        ----               ----     ----     ----     ----     ----    ----     ----     ----
        Compensation        **       **       **       **       **      **       **       **

4.5 TSMC shall be obligated to pay royalties as stated herein to VIRAGE for any TSMC customer design that is: (a) designated at time of production release to TSMC to TSMC's customer as containing VIRAGE's Library Products that have been so licensed under TSMC's Library Program, and
        (b) where such designs are manufactured by TSMC. In the event that a customer designates to TSMC that multiple Licensed Products vendors contributed to the design, the royalties shall be distributed among these multiple Licensed Products vendors as stated in Section 4.3

4.6 TSMC agrees to use good faith and reasonable efforts to require that customers declare all designs as either "containing such Licensed Products" or "NOT contained such Licensed Products." TSMC's sole liability shall be limited to recording its customers' assertions regarding such Licensed Products. Notwithstanding the above, if any of TSMC's customers notifies TSMC of errors or omissions discovered, TSMC shall pay VIRAGE the owed applicable royalties as stated under the terms of this Agreement.

4.7 TSMC and VIRAGE shall work together to develop an auditing system to verify the Pay-for-Performance compensation structure without violating the confidentiality of TSMC's and VIRAGE's customers.

V.      DISTRIBUTION OF THE LIBRARY

5.1 During the terms of this Agreement, VIRAGE shall have non-exclusive and non-transferable rights to reproduce and distribute the Licensed Library to third party entities ("Licensed Library Recipients") without any payment of royalties or other fees to TSMC. VIRAGE agrees that Tm bit cells may only be shipped with memory compilers developed specifically for the TSMC bit cell and shall not be distributed by themselves.

5.2 VIRAGE agrees to sign "License Agreements" with the Licensed Library Recipients' use of the Licensed Library. VIRAGE understands and agrees to inform Licensed Library Recipients in the License Agreements that the relationship between TSMC and the Licensed Library Recipients will be purely for foundry services provided by TSMC, and the Licensed Library Recipients must enter into a separate agreement with TSMC to obtain foundry services from TSMC.

5.3 TSMC and VIRAGE shall use their best efforts to reach a mutual agreement on the forms of the License Agreements immediately upon signing of this Agreement. VIRAGE shall have the right to make changes from time to time to the License Agreements so long as any such changes do not materially alter (1) the terms and conditions provided in the mutually agreed version of the License Agreements approved by TSMC, and (2) the basic license restriction that the Licensed Library Recipients may use the Licensed Library only for evaluation and for the design, place-and-route and tape-out of integrated circuits to be manufactured solely at TSMC or its designated manufacturing facilities.

5.4 Parties agree that VIRAGE may make changes to the License Agreements on a case-by-case basis for particular Licensed Library Recipients that do materially alter the terms and conditions set forth; provided that TSMC's consent has been obtained in writing (Email with appropriate acknowledgment and facsimile will be acceptable forms of writing for such consents).

5.5 VIRAGE shall be responsible for providing Licensed Library Recipients the support for the Licensed Library distributed by VIRAGE. VIRAGE shall be free to set all terms and conditions for support, maintenance, engineering and customization services provided by VIRAGE to any Licensed Library Recipients with no accounting to TSMC of any such fees.

5.6 TSMC shall have the right to distribute the Licensed Library for TSMC or its designated subcontractors' internal designs, including ASIC's; provided that TSMC shall execute a standard VIRAGE License Agreement as described in this Agreement. If required, support for TSMC's internal ASIC use of the Licensed Library can be purchased at VIRAGE's standard fees.

5.7 Upon written request by TSMC, VIRAGE will license and distribute the Licensed Library to (a) other third party design service providers creating designs that will be manufactured solely at TSMC or TSMC designated facilities; (b) distribute as necessary to Licensed Products developers; or (c) distribute to fulfill TSMC's current contractual obligations and to facilitate future contractual obligations. The terms of these aforementioned licenses will be mutually agreeable to TSMC, VIRAGE and the third party on a case-by-case basis.

5.8 Both VIRAGE and TSMC shall actively promote the Library to customers of both parties ("Customers") using VIRAGE as the distributor. All Library licensees will be granted a license for unlimited and/or limited use of the Licensed Library and Deliverables solely for tape-out to TSMC.

5.9 VIRAGE shall provide TSMC a monthly update of all Licensed Library Recipients who receive Front-End Views and/or Back-End Views. VIRAGE shall not directly or knowingly indirectly make available the Licensed Library to any company on the list provided in Exhibit E without first obtaining TSMC's consent in writing (Email and facsimile will be acceptable forms of writing for such consents).

5.10 Both parties will jointly hold quarterly meetings to review performance as a participant in the TSMC Library Program beginning from the Effective Date. The Parties will assign liaison representatives at both corporate and regional levels.

5.11 TSMC, as the sponsor of the TSMC Library Program, agrees to use good faith and reasonable efforts to manage the program for the useful life of the 0l25 and 0.18 processes in the Licensed Libraries. VIRAGE will incur large, uncompensated, up-front costs, and possible loss of short-term business that can only be recovered through the aforementioned long-term Pay-for-Performance payments. If, due to changes in the business environment or other reasons, TSMC chooses to alter the terms of this Agreement, then TSMC agrees to use good faith and reasonable efforts to give VIRAGE at least one year's notice before any of the terms in Section IV of this Agreement can be altered so that VIRAGE can renegotiate its agreements with Customers. Notwithstanding the above, the one-year notice period will be waived due to any unforeseen circumstances to TSMC.

VI.     TERMS AND TERMINATION

6.1 This Agreement shall have an initial term of five (5) years from the Effective Date, and shall automatically be renewed for successive one
        (1) year terms, unless either Party gives sixty (60) days' written notice of cancellation to the other Party prior to the expiration of the term (including the initial term) then in effect.

6.2 This Agreement may be terminated early by either Party if the other Party (1) breaches any material provision of this Agreement and does not cure or remedy such breach within thirty (30) days after receipt of the written notice of the breach from the other Party; (2) becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefits of creditors if such petition or proceeding is not dismissed with prejudice within sixty (60) days after filing. Termination of this Agreement shall be effective thirty (30) days after issuance of a written notice of termination to the other Party by the non-defaulting party.

6.3 Either Party without any cause may also terminate this Agreement early by giving a ninety (90) day written notice to the other Party prior to the desired termination date.

6.4 Termination of this Agreement for any reason shall not affect (1) the obligations accruing prior to the effective date of termination; and (2) any obligations under Sections 3, 4, 7, 8, 9, 10 and current customer engagements hereof, all of which shall survive termination or expiration of this Agreement.

6.5 Upon the effective date of termination, VIRAGE shall cease to use and shall either destroy or return to TSMC all of the TBC documentation and data in VIRAGE's possession or under VIRAGE's control. Any related documentation and copies thereof, in whole or in part, in all forms of media, together with VIRAGE's written certification by a duly authorized officer, that the TBC documentation and data stored in any kind of forms in VIRAGE's possession or under VIRAGE's control, and all related documentation and all copies thereof in whole or in part are no longer in use and have been returned to TSMC or destroyed.

6.6 Termination of this Agreement under this Section shall be in addition to, and not a waiver of, any remedy at law or in equity available to either Party arising from the other Party's breach of this Agreement.

VII.    DISCLAIMER OF WARRANTEE

7.1 Limited Warranty. VIRAGE warrants for a period of twelve (12) months from delivery of the Licensed Library to TSMC that such Licensed Library, as delivered, will be free from defects in the media and will substantially conform to the Specifications. In the event of nonconformance of the Licensed Library, TSMC shall promptly notify VIRAGE and provide VIRAGE with all available information in written or electronic form so that VIRAGE can reproduce the Error. VIRAGE's sole obligation is to undertake reasonable commercial efforts to correct the Errors reported to VIRAGE in writing, or in electronic form during the warranty period. VIRAGE'S SOLE LIABILITY AND LICENSEE'S EXCLUSIVE REMEDY WITH RESPECT TO BREACH OF THE FOREGOING LIMITED WARRANTY WILL BE LIMITED TO ERROR CORRECTION AND PRODUCT REPLACEMENT, OR IF NEITHER IS IN VIRAGE'S OPINION COMMERCIAL FEASIBLE, REFUND OF THE NRE DEVELOPMENT FEE AND PAY-FOR-PERFORMANCE COMPENSATION PAYMENTS RECEIVED BY VIRAGE BY TSMC.

7.2 DISCLAIMER. EXCEPT FOR THE ABOVE EXPRESS LIMITED WARRANTY, THE LICENSED LIBRARY, KNOW-HOW, AND DOCUMENTATION ARE LICENSED "AS IS," AND VIRAGE MAKES NO OTHER WARRANTIES EXPRESS, IMPLIED, OR STATUTORY OR OTHERWISE REGARDING THE LICENSED PRODUCT, DESIGN TECHNIQUES OR DOCUMENTATION. VIRAGE SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE.

VIII.   LIMITATIONS OF LIABILITY

8.1 Direct Damages. VIRAGE'S TOTAL LIABILITY FOR DIRECT DAMAGES UNDER THIS AGREEMENT SHALL NOT EXCEED THE NRE DEVELOPMENT FEE AND
        PAY-FOR-PERFORMANCE COMPENSATION PAYMENTS RECEIVED BY VIRAGE FROM TSMC. TSMC'S TOTAL LIABILITY FOR DIRECT DAMAGES UNDER THIS AGREEMENT SHALL NOT EXCEED $50,000 AS STATED IN THIS AGREEMENT.

8.2 Consequential Damages. EXCEPT AS PROVIDED IN SECTION 7 ABOVE, UNDER NO CIRCUMSTANCES, SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT OR IN THE USE OF THE LICENSED PRODUCT, DESIGN TECHNIQUES AND DOCUMENTATION, HOWEVER CAUSES (WHETHER ARISING UNDER A THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE); OR OTHERWISE); INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, LOSS OF DATA, OR COSTS OF

        PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES. THE LIMITATIONS ON EITHER PARTY'S LIABILITY SET FORTH IN THIS SECTION VIII SHALL APPLY, NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY OF THE LIMITED REMEDIES SET FORTH IN SECTION 8.1 ABOVE.

IX.     PROPRIETARY INFORMATION

9.1 Both Parties agree to maintain Property Information in confidence, not to make use thereof other than for the performance of this Agreement, to release it only to employees who have a reasonable need to know the same, and to release or disclose it to any third parties, without prior written consent of the disclosing Party. Each Party hereto shall provide proper and secured storage for papers, return the original and all copies of tangible Proprietary Information.

9.2 All Proprietary Information and any copies thereof remain the property of the disclosing Party, and no license or other rights is granted or implied hereby. The receiving Party shall, upon the disclosing Party's request, return the original and all copies of tangible Proprietary information.

9.3 This Section shall survive the termination or expiration of this Agreement for a period of three (3) years.

X.      PATENT AND COPYRIGHT INFRINGEMENT

10.1 TSMC represents that TSMC Cells are and will be developed by TSMC or its subcontractors and such TSMC Cells shall not infringe upon or misappropriate the patents, mask work rights, copyrights, trade secrets or other proprietary rights of other intellectual property of third parties and that it has the right and authority to convey the TSMC Cells as set forth herein.

10.2 TSMC shall, at its own expense, indemnify, hold harmless, and defend or at its option, settle any claim, suit or proceeding brought by a third party against VIRAGE for infringement of any third party's proprietary rights or other intellectual property right issued in the United States, Taiwan, Japan or the European Union, by virtue of VIRAGE's authorized use, reproduction, distribution and sublicensing of any of the TSMC Cells pursuant to the terms of this Agreement and shall pay any settlement amounts or damages finally awarded in such claim, suit or proceeding; provided that VIRAGE: (a) promptly notifies TSMC in writing of such claim, suit or proceeding; (b) gives TSMC sole control over the defense and/or settlement of such claim, suit or proceeding; and (c) fully cooperates and provides all available information, assistance and authority to defend or settle the claim, suit or proceeding. TSMC shall not be liable for any costs, expenses, damages or fees incurred by VIRAGE in defending such action or claim unless authorized in advance in writing by TSMC.

10.3 Any action to be brought to prevent or enjoin any third party from infringement of any patent, copyright or other proprietary rights of TSMC with respect to TSMC Cells shall be brought exclusively by TSMC or TSMC's designee, in TSMC's sole discretion and as between TSMC and VIRAGE, at TSMC's sole cost and expense.

10.4 If the TSMC Cells are, or in TSMC's opinion are likely to become the subject of a claim, suit or proceeding alleging infringement, TSMC will use good faith and reasonable efforts: (a) to procure at not cost to VIRAGE, the right to continue using, reproducing, distributing and sublicensing the TSMC Cells; (b) to replace or modify the TSMC Cells, at not cost to VIRAGE, to make them non-infringing, provided that substantially the same function is performed by the replacement of modified TSMC Cells; or (c) if the right to continue using, reproducing, distributing and sublicensing the TSMC Cells cannot be reasonably procured for VIRAGE or the TSMC Cells cannot be replaced or modified to make them non-infringing, terminate the license of such TSMC Cells hereunder; provided that TSMC's indemnity obligations shall continue indefinitely as to all use, reproduction, distribution and sublicensing of the TSMC Cells prior to such termination.

10.5 The foregoing states TSMC's sole obligations and entire liability with respect to any claim infringement of the TSMC Cells of any intellectual property or other rights of any third party.

10.6 VIRAGE warrants and represents that the Library will be developed by VIRAGE or appropriate subcontractors and that as such the Library shall not infringe upon or misappropriate the patents, mask work rights, copyrights, trade secrets, or other proprietary rights of other intellectual property of third parties and that it has the right and authority to convey the Library as set forth herein.

10.7 VIRAGE shall, at its own expense, indemnify, hold harmless, and defend at its option, settle any claim, suit or proceeding brought by a third party against TSMC for infringement of any third party's proprietary rights or other intellectual property including but not limited to any claim based upon a patent, copyright or other intellectual property right issued in the United States, Taiwan, Japan or the European Union, by virtue of TSMC's authorized use, reproduction, distribution and sublicensing of any of the Library pursuant to the terms of this Agreement and shall pay any settlement amounts or damages finally awarded in such claim, suit or proceeding; provided that TSMC: (a) promptly notifies VIRAGE in writing of such claim, suit or proceeding;
        (b) gives VIRAGE sole control over the defense and/or settlement of such claim, suit or proceeding; and ( ) reasonably cooperates and provides all available information, assistance and authority to defend or settle the claim, suit or proceeding. VIRAGE shall not be liable for any costs, expenses, damages or fees incurred by TSMC in defending such action or claim unless authorized in advance in writing by VIRAGE.

10.8 Any action to be brought to prevent or enjoin any third party from infringement of any patent, copyright or other proprietary rights of VIRAGE with respect to the Library shall be brought exclusively by VIRAGE or VIRAGE's designee, in VIRAGE's sole discretion and as between VIRAGE and TSMC, at VIRAGE's sole cost and expense.

10.9 If the Library, or in VIRAGE's opinion is likely to become the subject of a claim, suit or proceeding alleging infringement, VIRAGE will use good faith and reasonable efforts: (a) to procure at not cost to TSMC, the right to continue using, reproducing, distributing and sublicensing the Library; (b) to replace or modify the Library, at no cost to TSMC, to make them non-infringing, provided that substantially the same function is performed by the replacement of modified the Library, or (c) if the right to continue using, reproducing, distributing and sublicensing the VIRAGE Cells cannot be reasonably procured for TSMC or the Library cannot be replaced or modified to make them non-infringing, terminate the license of such VIRAGE products hereunder; provided that VIRAGE's indemnity obligations shall continue indefinitely as to all use, reproduction, distribution and sublicensing of the Library prior to such termination.

10.10 The foregoing states VIRAGE's sole obligations and entire liability with respect to any claim infringement of the Library of any intellectual property or other rights of any third party.

XI.     GENERAL TERMS

11.1 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. In the event of any dispute arising out of or in connection with this Agreement which cannot be amicably settled by the Parties hereto, the Parties agree to submit any such dispute to binding arbitration in accordance with the Rules of American Arbitration Association. All information relating to or disclosed by either Party in connection with the arbitration shall be treated by the Parties as confidential information and no disclosure of such information shall be made by either Party without prior written consent of the other party.

11.2 Export Controls. Both Parties agree and certify that neither the Licensed Library, not any other technical data received from VIRAGE, nor the direct product thereof, will be exported or reexported outside the United States except as authorized and as permitted by the laws and regulations of the United States.

11.3 Assignment. This Agreement may not be assigned by either Party without the prior written consent from the other party.

11.4 Audit. TSMC shall keep full and accurate books and records pertaining to TSMC's performance under this Agreement for a period of at least one (1) year after the date a given quarterly payment is made by TSMC to VIRAGE. TSMC shall permit a mutually appointed third party, on behalf of VIRAGE, to examine such books and records, at VIRAGE's sole cost and expense, upon reasonable prior written notice during normal working hours, but not later than one (1) year following the payment in question, for the sole purpose of verifying the compensation payments and reports and accountings related thereto. Prompt adjustments shall be made to compensate for any errors or omissions disclosed by such examination. In the event such examination shows underreporting and underpayments in excess of five percent (5%) for any twelve (12) month period ending three (3) months prior to the date of such examination, then TSMC shall pay VIRAGE the reasonable costs of any such examination as well as the unpaid compensation payments.

11.5 Notices. Any notice, report, approval or consent required or permitted hereunder shall be in writing (allowing 5 days for mailing) and will be deemed to have been duly given if delivered personally, by facsimile, or mailed by first-class, registered or certified mail, postage prepaid to the respective addresses of the Parties as set forth in this Agreement. If to VIRAGE, Attention:
        Corporate Controller. If to TSMC: Attention: Corporate Counsel.

        George Rassam: CFO
        Telephone:     510-360-8020
        gra@virlog.com

11.6 No Waiver. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future endorsement of that or any other provision.

11.7 Independent Contractors. The relationship of VIRAGE and Licensee established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed (i) to give either party the power to direct or control the day-to-day activities of the other or (ii) to constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.

11.8 Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

11.9 Attorneys' Fees. The prevailing party in any action to enforce this Agreement shall be entitled to recover the costs and expenses including, without limitation, reasonable attorneys' fees.

11.10 Injunctive Relief. The parties agree that a material breach of this Agreement adversely affecting both Parties' Intellectual Property Rights which would cause irreparable injury to the non-breaching Party for which monetary damages would not be an adequate remedy. Therefore, the Parties agree that the non-breaching Party shall be entitled to equitable relief in addition to any remedies it may have hereunder or at law.

11.11 Force Majeure. Except for the obligation to make payments hereunder, nonperformance of either Party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental action, failure of suppliers, earthquake, or any other reason where failure to perform is beyond the reasonable control of the nonperforming Party.

11.12 Entire Agreement. This Agreement, including all Supplements, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior agreements or representations, oral or written, regarding such subject matter. This Agreement may not be modified or amended except in writing, signed by a duly authorized representative of both parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed in duplicate on their behalf by their duly authorized officers and representatives on the date given above.

TAIWAN SEMICONDUCTOR MANUFACTURING         VIRAGE LOGIC CORPORATION
CO., LTD.

By: /s/ MAGNUS RYDE                         /s/ ADAM KABLANIAN
   ------------------------------          -------------------------------------

Magnus Ryde for Ron Norris                 Adam Kablanian
---------------------------------          -------------------------------------
(Print Name)                               (Print Name)

Sr. VP TSMC Ltd.                           President & CEO
---------------------------------          -------------------------------------
(Title)                                    (Title)

                  EXHIBIT A VIRAGE 0.18um DELIVERABLES TO TSMC


The contents of this Exhibit shall be modified from time to time as mutually agreed to by both parties:

DEFINITION OF TSMC 0.18um DELIVERABLES:

Models and User Documentation ("Front-End Views"):

1.      Verilog Models with SDF Support

2.      VCS Models with SDF Support (in Stamp format)

3.      -VHDL (VITAL) Models with SDF Support

4.      Symbols for compose (RAM support not required)

5.      Symbols for Synopsys (RAM support not required)

6.      Symbols for EDIF 200 (RAM support not required)

7. Schematic for special cell design (TSMC internal use only) **Schematics in composer format for TSMC core cell
        **Hard copy for memory compilers (models include core cell & memory compiler models)

8.      Motive Models with SDF Support

9.      Primetime Models with SDF Support

10.     IKOS models with SDF Support

11.     Ambit models

12.     Fastscan models

13.     Sunrise models

14.     Quickturn models

15. Synopsys Synthesis Models (.lib file) - including power information for power design, wire-load model (options for customer to choose) constructed by place & route results.

16.     Cadence TLF 3.0 Models

17.     Star-RC timing models

18.     Star-DC timing models

19.     LEF/Abstracts for Silicon Ensemble/Cell3/Aquarius/Apollo

20. Memory compiler abstract for Aquarius & Apollo: manual and automated approach

21.     CLF models for Avanti

22. Derating factors (including pin-to-pin delay time. Timing constraints: setup time, hold time, recovery time, min. pulse width).
        **Process derating factor when typical is set to 1
        **Temp. derating factor when 25 degrees V is set to 1
        **Voltage derating factor when VDD = 1.8V is set to 1

23.     Automatic Data Sheet Generator

24.     Customer Documentation*

* Note that item 1, 3, 9, 15, 16, 19, 22, 23 are the standard deliverables, other items are delivered upon customer request

Physical Views ("Back-End" Views):

1.      -GDSII

2.      Place & Route technology file for Silicon

Ensemble/Cell3/Aquarius/Apollo

        **Provide sample solution in deliverable (TSMC needs to review and run test case).

3.      -SPICE netlist for LVS

Note that Item 2 will be shipped as per customer request.

CUSTOMER DOCUMENTATION

- Documentation Describing Characterization and Verification Methodology

*Note:   Customer Documentation includes:

1) Standard Cell Databook (if provided by Virage) (including power route guide)

2)      Users Manual for Custom-Touch Memory Compilers which may include

        1.      Installation and usage instructions

        2.      Process Optimization for TSMC 0.18 process

        3.      Memory architecture

                Optimizing clock-to-wordline driver performance Optimizing wordline driver-to-sensing performance Optimizing sensing-to-output drive performance Optimizing sense amplifier recovery time Self-timing and duty-cycle independence

        4.      Memory Compiler

USER OPTIONS - .glb PARAMETERS

                Performance metrics
                Design specifications
                Run-time configuration
                Model views
                Functional description
                Timing diagrams
                Characterization conditions

        5.      Test Interface

                BIST
                Parallel test
                Scan test
                Serial test

                        EXHIBIT B: VIRAGE LOGIC BIT CELLS

The contents of this Exhibit shall be modified from time to time as mutually agreed to by both Parties:

        Please see 0.18um TSMC memory Compiler Data Sheet
        1)     Dual Port Bit Cell
        2)     ROM Bit Cell
        3)     Register File Bit Cell one and two ports
        4)     Virage Logic Bit Cell for Single port High Density

                     EXHIBIT C: 0.25uM DELIVERABLE SCHEDULE


Exhibit C1

0.25um TSMC-Specific Library - PHASE I

TSMC SPECIFICATIONS                           VERSION    DATE     DELIVERY      TSMC CONTROL #
-------------------------------------         -------  --------   --------     ---------------
Spice Models - TSMC 0.25uM LOGIC                1.7    8/7/98     8/24/98      TA-1099-6001
SALICIDE (1P5M, 2.5V, 2.5V/3.3V)

Design Rules - 0.25uM LOGIC SALICIDE            1.3    9/25/98    11/21/98     TA-1099-4003
2.5V/3.3V PROCESS DESIGN RULE

DRC runset - 0.25uM LOGIC SALICIDE              3      8/04/98    11/21/98     TA-1099-4003-D2
2.5V/3.3V DESIGN RULE COMMAND FILE

TSMC Single-Port Memory Bit Cell                1.0    11/04/98   12/17/98     TA-10A0-4101

Sizing Equation

Layer Mapping

KEY MILESTONES (D1 + RELATIVE TIMES)

                                                                          DELIVERY TIME
         REQ. ACTIVITY                         WHO                       (RELATIVE TO D1)
-------------------------------   -----------------------------   -------------------------------
Tech file 0.25um data including   TSMC                            Done
Dracula runset

Tech file calibration & sample    VIRAGE                          D1 + 2 weeks
set

Tech file review & sign-off       TSMC                            D1 + 4 weeks

Create synchronous single-port    VIRAGE                          Bitcell delivery + 16 weeks
memory compiler using TSMC
bit cell for large memories

                     EXHIBIT C: 0.18um DELIVERABLE SCHEDULE

Exhibit C2

0.18um TSMC Specific Library --- PHASE I

TSMC SPECIFICATIONS                         VERSION     DATE     DELIVERY      TSMC CONTROL #
-------------------                         -------   --------   --------      --------------
Spice Models - TSMC 0.18uM LOGIC              1.1     11/06/98   11/16/98      TA-10A5-6001
SALICIDE (1.8V/3.3V)

Design Rules - 0.18uM LOGIC SALICIDE          1.1     11/05/98   11/16/98      TA-10A5-4001
1.8V/3.3V PROCESS DESIGN RULE

DRC runset - 0.18uM LOGIC SALICIDE            2       10/21/98   11/24/98      TA-10A5-4001-D1
1.8V/3.3V PROCESS DESIGN RULE COMMAND
FILE

TSMC Single-Port RAM Bit Cell                 0.1     10/09/98   12/17/98      TA-10A5-4101

Sizing Equation

Layer Mapping

KEY MILESTONES (D2 + RELATIVE TIMES)


                                                                          DELIVERY TIME
         REQ. ACTIVITY                         WHO                       (RELATIVE TO D1)
-------------------------------   -----------------------------   -------------------------------
Tech file 0.18um data including   TSMC                            Done
Dracula runset

Tech file calibration & sample    VIRAGE                          D2 + 2 weeks
set

Tech file review & sign-off       TSMC                            D2 + 4 weeks

Create synchronous single-port    VIRAGE                          Bitcell delivery + 18 weeks
memory compiler using TSMC or
Virage Logic bit cell for large
memories

                              EXHIBIT D: TSMC CELLS

The contents of this Exhibit shall be modified from time to time as mutually agreed to by both Parties:

PART NUMBER                         DESCRIPTION
-----------                         -----------
0.18um                              4.6552um2 Single-Port SRAM bit cell
                                    (Borderless)

0.25um                              7.5 um2 Single-Port SRAM bit cell
                                    (Borderless)
                                    10.95 um2 Single-Port SRAM bit cell
                                    (Borderless)

                                    EXHIBIT E

List to be updated as appropriate. Companies on this list shall not receive Licensed Library from VIRAGE unless first approved by TSMC:

ALI                                               Micrel
Allegro Microsystems                              Mitel
Allied Signal Aerospace                           Mitsubishi
American Microsystems                             National Semiconductor
AMIC                                              NEC
Amkor Wafer Fabrication Services                  Newport Wafer Fab Limited
(ANAM)                                            Nippon Steel Semiconductor
Applied Micro Circuits Corp.                      OKI
Asahi Kasei Micro Systems                         Orbit Semiconductor
ASMC (Shanghai)                                   Raytheon
Austria Mikro Systems                             Ricoh
Calogic                                           ROHM
Chartered Semiconductor                           Samsung
Daewoo                                            Sanyo
Faraday                                           Seiko Epson
Fujitsu                                           Sensym
Hitachi                                           SGS-Thompson
Holtek (Part of UMC Group)                        Sharp
Hualon Microelectronics Corp.                     Sony
Hyundai                                           Standard Microsystems
IBM Microelectronics                              Thesys
IC Works                                          TI
IMP                                               Toshiba
ITE                                               Tower Semiconductor
Kawasaki Semiconductor                            TriTech
LG SEMICON                                        UMC Group
Linfinity                                         VLSI Technology
LSI Logic                                         WSMC
Lucent                                            Yamaha
Matsushita

                             EXHIBIT F: OPEN ISSUES

1. Review End-User License Agreement from VIRAGE, to review for TSMC related Terms and Conditions.

2. 1/N based Pay-for-Performance/compensation calculation model versus Area-based royalty/compensation calculation model decision.

                   EXHIBIT G: TECHNICAL REVIEWS OR DISCUSSIONS

                                    EXHIBIT H
                        CUSTOM TOUCH STAR MEMORY COMPILER

This Exhibit H to the Development and Licensing Agreement between TSMC and VIRAGE, dated March 3, 1999 ("DLA") constitutes the agreement between TSMC and VIRAGE for the development, distribution and sale of the Custom Touch STAR Memory Compiler developed by VIRAGE. Except as modified herein, the DLA is hereby ratified and confirmed and remains in full force and effect. In the event of a conflict between the terms of this Exhibit H and the DLA, the terms of this Exhibit shall govern.

I.      DEVELOPMENT DELIVERY OF THE CUSTOM TOUCH STAR COMPILER

1.1 VIRAGE agrees to develop for TSMC the Custom Touch STAR memory compiler as specified in Attachment Number One ("Specifications") to this Exhibit. VIRAGE agrees to provide to TSMC the set of deliverable ("Deliverables") outlined in the Attachment Number One to this Exhibit, and to provide these Deliverables according to the Schedule and milestones as provided in Attachment Number Two to this Exhibit ("Schedule"). The scope of this Agreement shall only include 0.18um technologies and may be extended to future technologies by mutual agreement in writing.

1.2 All terms of Section I of the DLA apply to the Deliverables of this Exhibit.

II.     MODIFICATION AND REVISION

        All terms of Section II of the DLA apply to the Deliverables of this Exhibit with the exception that the Schedule for the Custom Touch STAR Deliverables is provided in Attachment Number Two to this Exhibit.

III.    OWNERSHIP AND LICENSE

        All terms of Section III of the DLA apply to the Deliverables of this Exhibit.

IV.     CONSIDERATION

4.1 In consideration for the development of the 0.18um Custom Touch STAR memory compiler and Deliverables developed herein, TSMC shall pay to VIRAGE US$**** as a non-refundable, Non-Recurring Engineering (NRE) development fee, which shall include any taxes and withholdings, excepting only any taxes due on VIRAGE's income. If upon receipt of the final deliverable, the Custom Touch STAR Compiler is non-functional (meaning the inability to generate any memory instances)k, and the problems are unrecoverable, VIRAGE will credit Tm for the NRE paid. The credit will be applied to any new project development between VIRAGE and TSMC. If TSMC does not identify a project in which to apply the credit within one (1) year, the credit will be rolled over to VIRAGE as pre-paid royalty income. The payment terms are net 30 days upon receipt of invoice from VIRAGE, which will be generated upon notification of receipt from TSMC. TSMC shall be invoiced as follows:

        ****

        TSMC shall pay to VIRAGE Pay-for-Performance compensation as specified in Sections 4.2 through 4l7 in the DLA. For those wafers that include a Custom Touch STARinstance, **% of the Pay-for-Performance royalty amount paid by TSMC to VIRAGE, to a maximum of $****, shall be kept in reserve, to be utilized in funding VIRAGE to perform subsequent technology developments for joint TSMC/VIRAGE memory products. Developments funded with these funds must be mutually agreed to between VIRAGE and TSMC, and must be in accordance with VIRAGE's published product/technology roadmap. TSMC shall not unreasonably withhold agreement to fund future developments in accordance with this section. If TSMC does not utilize the royalty pool to fund future developments within one (1) year of accumulating up to $**** in accordance with the terms of this section, then VIRAGE will rollover the accumulated funds and accept the $**** as royalty revenue. The one (1) year period may be extended in twelve (12) month increments if mutually agreed upon by both Parties.

4.2 VIRAGE will insert a paragraph in their Licensing Agreement, which when signed by VIRAGE's and TSMC's customer, will provide authorization for TSMC to release information that will assist VIRAGE in the collection of royalties from the Custom Touch STAR memory compiler customers. The authorization will allow TSMC to collect information on the usage of the resulting Custom Touch STAR memory compiler instances and provide that information to VIRAGE in order to assist in the collection of the royalties. The information that VIRAGE will obtain permission from Custom Touch STARcustomers for TSMC to collect and provide to VIRAGE shall include but not be limited to: (i) specific data on wafers where Custom Touch STAR instances are utilized, including customer name and tape-out information, number of wafers manufactured and price per wafer for that customer, and (ii) any other information deemed necessary to ensure VIRAGE can charge and collect royalties for the Custom Touch STAR instances.

        For any actual customers of the Custom Touch STAR memory compiler, VIRAGE shall mandate that these customers enter into appropriate Licensing Agreements with VIRAGE directly, whereby the customers shall pay to VIRAGE Licensing fees and/or Royalty fees. All distribution and licensing will occur between the Custom Touch STAR customer and VIRAGE unless authorized by VIRAGE to TSMC on a case-by-case basis. TSMC shall clearly communicate to their customers the proper engagement method with VIRAGE for obtaining said technology.

V.      SILICON VERIFICATION AND CUSTOM TOUCH STAR CUSTOMER DELIVERABLES

5.1 All deliverables listed in Attachment Number Two must be compliant with TSMC9000 specification.

5.2 VIRAGE and TSMC will work together to define and develop a manufacturing and yield analysis plan for redundancy & repair.

5.3 VIRAGE shall make available to their Custom Touch STAR customers the following deliverables:

               Front-end models
               GDSII files
               Custom Touch STAR specifications
               Custom Touch STAR application notes
               Test flow and test methodology
               Built-in self test (BIST) or diagnostic circuitry description BIST interface
               BIST Option for testability

5.4 After receiving VIRAGE's deliverables (Attachment number Two), TSMC will, free of any charges to VIRAGE, start the fabrication procedure by running test instances developed by VIRAGE, and produce the Prototype for VIRAGE. The number of lots and units supplied to VIRAGE by TSMC will be determined mutually with Deliverables and Schedule. VIRAGE agrees to start its own verification and qualification procedure on the Prototype produced by TSMC, and within 45 calendar days after receiving Prototype, VIRAGE shall provide a silicon verification report which shall include information as outlined in the TSMC9000 specification.

VI.     OTHER TERMS

6.1 All other terms in the DLA, including Sections 5, 6, 7, 8, 9, 10 and 11 in their entirety, shall apply to the Custom Touch STAR memory compiler and Deliverables developed under this Exhibit unless specifically modified by this Exhibit.

6.2 The rights and obligations of the parties contained in section 9 of the DLA shall survive the termination or expiration of this Exhibit for a period of five (5) years.

6.3 All rights and obligations of the parties under this Exhibit shall not survive the expiration or termination of the DLA.

TAIWAN SEMICONDUCTOR MANUFACTURING           VIRAGE LOGIC CORPORATION
COMPANY, LTD.

/s/ MICHAEL M. PAWLIK                        /s/ ADAM KABLANIAN
------------------------------------------   -----------------------------------
NAME:  Michael M. Pawlik                     NAME:  Adam Kablanian
TITLE: Vice President, Corporate Marketing   TITLE:  President & CEO
DATE:                                        DATE:


                                      -3-